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                                                                     EXHIBIT 3.1


                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                               AMENDED & RESTATED

                            MEMORANDUM OF ASSOCIATION
                                       OF
                               UTi WORLDWIDE INC.


        NAME

1.      The name of the Company is UTi Worldwide Inc.

        REGISTERED OFFICE

2. The Registered Office of the Company will be at 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands.

        REGISTERED AGENT

3. The Registered Agent of the Company will be Midocean Management and Trust Services (BVI) Limited, 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands.

        GENERAL OBJECTS AND POWERS

4.      (1)     The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

        (2)     The Company may not:

                (a) carry on business with persons resident in the British Virgin Islands;

                (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (e) of sub clause (3);

                (c) carry on banking or trust business unless it is licensed to do so under the Banks and Trust Companies Act, l990;

                (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

                (e) carry on the business of company management, unless it is licensed under the Company Management Act, l990;


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                (f)     carry on the business of providing the registered office
                        or the registered agent for companies incorporated in the British Virgin Islands.

        (3) For purposes of paragraph (a) of sub clause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

                (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

                (b) it makes or maintains professional contact with solicitors, barristers, accountants, book-keepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

                (c) it prepares or maintains books and records within the British Virgin Islands;

                (d) it holds, within the British Virgin Islands, meetings of its directors or members;

                (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

                (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

                (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

        (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

        CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

        AUTHORIZED CAPITAL

6. The shall have no authorized capital but shall be authorized to issue 600,000,000 shares.

        CLASSES, NUMBER AND PAR VALUE OF SHARES

7.      The Company is authorised to issue three classes of shares as follows:


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        (a)     500,000,000 shares in one series of no par value each ("Ordinary
                Shares");

        (b) 50,000,000 preference shares in one series of no par value each ("Class A Preference Stock"); and

        (c) 50,000,000 preference shares in one series of no par value each ("Class B Preference Stock").

        (the Class A and the Class B Preference Stock are hereafter jointly referred to as the "Preferred Stock")

        DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.      (1)     Ordinary Shares

                All Ordinary Shares shall

                (a)     have one vote each;

                (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

                (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

        (2)     Preferred Stock

                The Board of Directors of the Company is authorized, subject to limitations prescribed by law and the provisions of this Clause 8, to amend the Company's Memorandum of Association to provide for the creation from time to time of one or more classes of shares of Preferred Stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class. The authority of the Board of Directors with respect to each class shall include, but not be limited to, determination of the following:

                (a) the number of shares and series constituting that class and the distinctive designation of that class;

                (b) the dividend rate on the shares of that class, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock;

                (c) whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                (d) whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including


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                        provision for adjustment of the conversion or exchange
                        rate in such events as the Board of Directors shall determine;

                (e) whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                (f) whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund;

                (g) the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company;

                (h) the right of the shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes of stock; and

                (i) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

        RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

        REGISTERED SHARES

10.     Shares in the Company may be issued as registered shares only.

        AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

11.     (a)     The Company may only amend its Memorandum of Association and
                Articles of Association by a resolution of members or by a resolution of directors.

        (b) In addition to any requirements of law and of this Memorandum of Association, an affirmative vote of the holders of 66 2/3 percent or more of the voting power of the then outstanding shares entitled to vote thereon, voting together as a single


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                class, or the affirmative vote of 66 2/3 percent or more of the total number of directors (each, a "Supermajority Vote") shall be required to:

        (i) alter, amend, repeal or adopt any provision which is inconsistent with any provision of Clauses 8, 9 or this Clause 11, of this Memorandum of Association, or Regulations 50, 51, 53, 65, 66, 67, 74, 75, 76, 79, 80, 81, 82, 84 and 115 of the
                Articles of Association; or

        (ii) approve any merger of the Company which would, directly or indirectly have the effect of making changes to this Memorandum of Association or to the Articles of Association which would require a Supermajority Vote if effected directly as an amendment to its Memorandum of Association or to the Articles of Association.

        DEFINITIONS

12. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.


        We, MIDOCEAN MANAGEMENT AND TRUST SERVICES (BVI) LIMITED, of 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 30th day of January 1995 in the presence of:

[Sgnd:  L Gumbs]                              [Sgnd:  J Prescott]
---------------------------------             ----------------------------------

L GUMBS                                       J PRESCOTT
Witness                                       Subscriber

9 Columbus Centre                             Authorized Signatory
Pelican Drive, Road Town                      Midocean Management and Trust
Tortola                                       Services (BVI) Limited